Exhibit 11


                        First Health Group Corp.
            Computation of Diluted Earnings Per Common Share

                                           Year Ended December 31,
                                           -----------------------
                                     1999           2000           2001
                                  -----------    -----------    -----------
  Net Income                     $ 69,297,000   $ 82,619,000   $102,920,000
                                  ===========    ===========    ===========
  Weighted average number of
    common shares outstanding:

  Shares outstanding from
    beginning of period           106,926,000     95,312,000     96,408,000
  Purchase of treasury stock       (3,419,000)    (1,038,000)            --
  Other issuances of common stock  (2,967,000)     1,424,000      1,925,000

  Common share equivalents:

  Assumed exercise of common
    stock Options                   1,466,000      4,042,000      4,722,000
                                  -----------    -----------    -----------
  Weighted average common and
    common share equivalents      102,006,000     99,740,000    103,055,000
                                  ===========    ===========    ===========
  Net income per share           $        .68   $        .83   $       1.00
                                  ===========    ===========    ===========

                        First Health Group Corp.
             Computation of Basic Earnings Per Common Share



                                           Year Ended December 31,
                                           -----------------------
                                     1999           2000           2001
                                  -----------    -----------    -----------
  Net Income                     $ 69,297,000   $ 82,619,000   $102,920,000
                                  ===========    ===========    ===========
  Weighted average number of
    common shares outstanding:

  Shares outstanding from
    beginning of period           106,926,000     95,312,000     96,408,000
  Purchase of treasury stock       (3,419,000)    (1,038,000)            --
  Other issuances of common stock  (2,967,000)     1,424,000      1,925,000
                                  -----------    -----------    -----------

  Weighted average common and
    common share equivalents      100,540,000     95,698,000     98,333,000
                                  ===========    ===========    ===========
  Net income per share           $        .69   $        .86   $       1.05
                                  ===========    ===========    ===========
